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                                    EXHIBIT 16.1


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                                   [LETTERHEAD OF
                                 ERNST & YOUNG LLP]



                                        September 30, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Starter Corporation
          File No. 1/11812

Dear Sir or Madam:

          We have read Item 4 of Form 8-K dated September 25, 1998 of Starter Corporation and are in agreement with the statements contained in paragraphs
(a)(i) through (iii) and (a)(v) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Very truly yours,



                                        /s/ Ernst & Young LLP


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